J.W.  BROWN              BROWN, CUMMINS & BROWN CO., L.P.A.
(1911-1995)               ATTORNEYS AND COUNSELORS AT LAW   JOANN M. STRASSER
JAMES R. CUMMINS               3500 CAREW TOWER             AARON A. VANDERLAAN
ROBERT S BROWN                  441 VINE STREET
DONALD S. MENDELSOHN        CINCINNATI, OHIO 45202
LYNNE SKILKEN              TELEPHONE (513) 381-2121         OF COUNSEL
AMY G. APPLEGATE           TELECOPIER (513) 381-2125        GILBERT BETTMAN
KATHRYN KNUE PRZYWARA
MELANIE S. CORWIN                                           (1918 - 2000)

                                                July 31, 2000


AmeriPrime Funds
1793 Kingswood Drive, Suite 200
Southlake, Texas  76092

      RE: AMERIPRIME FUNDS, FILE NOS. 33-96826 AND 811-9096

Gentlemen:

      Legal opinions that we prepared were filed with Post-Effective Amendment No. 9, Post-Effective Amendment No. 29 and Post-Effective Amendment No. 41 (the "Legal Opinions") to the Registration Statement. We hereby give
you  our  consent  to   incorporate  by  reference  the  Legal  Opinions  into
Post-Effective Amendment No. 43 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.


                                          Very truly yours,


                                                /s/

                                          BROWN, CUMMINS & BROWN CO., L.P.A.

cc. Keith Gregory